Exhibit 99.1

ECOARK HOLDINGS ENTERS INTO AGREEMENT TO SELL CONVERTIBLE PREFERRED STOCK

SAN JOSE, Calif., Nov. 11, 2019 – Ecoark Holdings, Inc. (“Ecoark”) (OTCQB: ZEST), today announced that it has entered into a definitive securities purchase agreement with two institutional accredited investors for the private placement of $1 million of Series C Convertible Preferred Stock.

The Series C Convertible Preferred Stock shall be convertible into the Company’s common stock at a conversion price of $0.725 per share.  Each investor shall also receive a five-year warrant to purchase the initial number of shares underlying the Series C Convertible Preferred Stock exercisable at $0.725 per share, subject to full ratchet price only anti-dilution provisions.  In addition, if the market price of the Common Stock for the five trading days prior to July 22, 2020 is less than $0.725, holders of the warrants shall be entitled to receive additional shares of common stock based on the number of shares of common stock that would have been issuable upon conversion of the Series C Convertible Preferred Stock had the initial conversion price been equal to the market price at such time (but not less than $0.25) less the number of shares of common stock issued or issuable upon exercise of the Series C Convertible Preferred Stock based on the $0.725 conversion price.  The private placement is expected to close on or about November 13, 2019, subject to customary closing conditions.

The securities offered and to be sold by Ecoark in this private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. Ecoark has agreed to file a registration statement with the SEC covering the resale of the shares of common stock underlying the Series C Convertible Preferred Stock and the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Ecoark Holdings, Inc. and Zest Labs

Founded in 2011, Ecoark is an AgTech company modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, suppliers, distributors and retailers. The company’s wholly-owned subsidiary, Zest Labs, offers the Zest Fresh™ solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Through item-level monitoring and real-time predictive analytics, Zest Fresh enables customers to improve the freshness and quality of produce and proteins, realize substantial cost savings and reduce food waste. To learn more about Zest Fresh click here.

Forward Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that are expected or anticipated to occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations, including all statements regarding financial guidance, anticipated future growth, business strategies, competitive position, industry environment, potential growth opportunities and the effectiveness of the technology discussed in this release and the effects of regulation. These statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management's control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the potential inability to grow and manage growth profitably, including that the collaboration between AgroFresh and Zest may not yield the results expected, the technology described herein may not perform as intended, risks associated with acquisitions and investments, changes in applicable laws or regulations, and the possibility of adverse economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in each company's filings with the SEC, which are available at the SEC's website at www.sec.gov.

ZEST FRESH™ and Zest Labs™ are trademarks of Zest Labs, Inc.

Contact:

Investor Relations:
John Mills
ICR
646-277-1254
John.Mills@icrinc.com